Exhibit 16.1

PricewaterhouseCoopers, S. C.
Mariano Escobado 573
Col. Rincón del Bosque
11580 Mexico D. F.
Télefono: 5263 6000
Fax: 5263 6010
www.pwc.com

October 16, 2008

Securities and Exchange Commission

450 Fifth Street, N. W.

Washington, D.C. 20549

Commissioners:

We have read the statements made by Intcomex, Inc., (copy attached), which we understand will be filed with the Securities and Exchange Commission, pursuant to Item 4.01 of Form 8-K, as part of the Company’s Form 8-K dated October 13, 2008.

We agree with the statements concerning our Firm in such Form 8-K.

Very truly yours,

PricewaterhouseCoopers, S.C.